As filed with the Securities and Exchange Commission on August 9, 1996
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            TETRA Technologies, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                                74-2148293
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                25025 I-45 North
                           The Woodlands, Texas 77380
          (Address, including zip code, of Principal Executive Offices)



                            TETRA Technologies, Inc.

                             1990 STOCK OPTION PLAN

                            (Full title of the plan)


                              Bass C. Wallace, Jr.
                                 General Counsel
                                25025 I-45 North
                           The Woodlands, Texas 77380
                                 (713) 367-1983
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------

                                    copy to:

                                John F. Wombwell
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE


                                                                                         Proposed
                                                                      Proposed           Maximum
                                                    Amount            Maximum           Aggregate          Amount of
                                                     to be         Offering Price        Offering         Registration
     Title of Securities to be Registered         registered       Per Share (1)        Price  (1)            Fee

Common Stock, Par Value $.01 Per Share             1,000,000           $18.81          $18,810,000         $6,486.21
=============================================== ===============  ==================  ================  ==================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for August 7, 1996 on the Nasdaq National Market as reported in The Wall Street Journal on August 8, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statements on Form S-8, filed with the Securities and Exchange Commission on July 5, 1990 (No. 33- 35750) and March 23, 1994 (No. 33-76806),
relating to the TETRA Technologies, Inc. 1990 Stock Option Plan.


Item 8.  Exhibits.

   Exhibit
   Number       Description

          5.1   Opinion of Andrews & Kurth L.L.P.

         23.1   Consent of Ernst & Young LLP.

         23.2   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

         24.1 Power of Attorney (included in Part II of the Registration Statement).

         99.1 TETRA Technologies, Inc. 1990 Stock Option Plan, as amended and restated.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 9th day of August, 1996.

                                     TETRA Technologies, Inc.
                                     (Registrant)



                                     By: /s/--------------------------
                                         Allen T. McInnes
                                         President and Chief Executive Officer

                                Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. (the "Company") hereby constitutes and appoints Allen T. McInnes and Geoffery M. Hertel, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                          Date

  /s/                      President, Chief Executive Officer     August 9, 1996
  -------------------        and Director(Principal Executive
  Allen T. McInnes           Officer)


  /s/                      Chairman of the Board of Directors     August 9, 1996
  -------------------
  J. Taft Symonds

  /s/                       Executive Vice President--Finance     August 9, 1996
  --------------------      and Administration (Principal
  Geoffrey M. Hertel        Financial Officer)and Director


  /s/                       Corporate Controller (Principal       August 9, 1996
  --------------------      Accounting Officer)
  Bruce A. Cobb

  /s/                       Director                              August 9, 1996
  --------------------
  Paul D. Coombs

  /s/                       Director                              August 9, 1996
  --------------------
  Tom H. Delimitros

  /s/                       Director                              August 9, 1996
  --------------------
  Stephen T. Harcrow

  --------------------      Director                                      , 1996
  Michael L. Jeane

  /s/                       Director                              August 9, 1996
  --------------------
  Thomas H. Wentzler

                                  EXHIBIT INDEX

  Exhibit                                                          Location of
  Number                                                             Exhibit
  -------                                                            -------

  5.1      Opinion of Andrews & Kurth L.L.P.                           5

  23.1     Consent of Ernst & Young LLP.                               6

  24.1     Consent of Andrews & Kurth L.L.P                            -
           (included in Exhibit 5.1).

  25.1     Power of Attorney (included in Part II                      -
           of the Registration Statement).

  99.1     TETRA Technologies, Inc. 1990 Stock Option Plan,            7
           as amended and restated.